UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  02/07/2006

Sunrise Telecom Incorporated
(Exact name of registrant as specified in its charter)

Commission File Number:  000-17781

DE	77-0181864
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

302 Enzo Drive, San Jose, CA 95138
(Address of principal executive offices, including zip code)

408-363-8000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be included in the report

Item 1.01.    Entry into a Material Definitive Agreement

Sunrise Telecom Incorporated (the "Company") previously granted Jeongeun Joo an option ("Joo Option") to purchase 15,000 shares of its common stock under the Company's 1993 Stock Option Plan. The Joo Option was granted on April 13, 1996 and was scheduled to expire on April 13, 2006.

The Company's Audit Committee investigation into transactions and issues involving the Company's sales office in Korea has delayed the Company's filing of its periodic reports with the SEC. As a result, the Company's Form S-8 registration statement covering the offer and sale of shares under the Company's option plans is unavailable. Accordingly, on February 7, 2006, the Company's Board of Directors approved the extension of the term of the Joo Option and all other outstanding stock options held by current Company employees that are set to expire by their terms on April 13, 2006. The Company has extended the term of these options until 90 days after effectiveness of the Company's Form S-8 registration statement covering the offer and sale of shares under those options, but in no event later than December 31, 2006. A copy of the amendment to the Joo Option is attached as Exhibit 10.1 to this Current Report.

Item 9.01.    Financial Statements and Exhibits

(c) Exhibits.

Number    Description

10.01         Amendment to the Incentive Stock Option Agreement between Sunrise Telecom Incorporated and Jeongeun Joo, dated February 7, 2006.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sunrise Telecom Incorporated

Date: February 10, 2006	By:	/s/ KIRK O. WILLIAMS
Kirk O. Williams
Vice President, General Counsel & Secretary

Exhibit Index

Exhibit No.	Description
EX-10.01	Amendment to the Incentive Stock Option Agreement between Sunrise Telecom Incorporated and Jeongeun Joo, dated February 7, 2006.